UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a‑12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLEASE CALL A REPRESENTATIVE TODAY

YOUR VOTE IS IMPORTANT

TIME IS LIMITED

May 7, 2018

Dear Shareholder:

Thank you for being an investor in Transocean Ltd.  According to our latest records, we have not received your voting instructions for the important Annual General Meeting of Shareholders of Transocean Ltd. to be held on Friday, May 18, 2018.  Your vote is extremely important.

For the reasons set forth in the proxy statement, dated March 19, 2018, the Board of Directors unanimously recommends that you vote “FOR” Proposals 1-4, 6, 8-10 and 12, “FOR” each nominee and ratification listed in Proposals 5, 7 and 11.

You may cast your vote by telephone with a proxy representative by calling toll-free (800) 761-6521, or toll at (212) 771-1133. Representatives are available Monday through Friday 9 a.m. to 10 p.m. Eastern Time.  Please help us by calling to vote your proxy today.

On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Merrill A. “Pete” Miller, Jr.	/s/ Jeremy D. Thigpen

Merrill A. “Pete” Miller, Jr.	Jeremy D. Thigpen
Chairman of the Board of Directors	President and Chief Executive Officer